Exhibit 10.17

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR NON-U.S. GRANTEES

UNDER THE PLUG POWER INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

Pursuant to the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), and this Restricted Stock Unit Award Agreement for Non-U.S. Grantees, including any additional terms and conditions for the Grantee’s country in the addendum attached hereto (the “Addendum” and collectively with the Restricted Stock Unit Award Agreement for Non-U.S. Grantees, the “Agreement”), Plug Power Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”), of the Company.

1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) the shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in a Service Relationship (as defined in the Plan) through the applicable Vesting Date. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on the applicable date:

Incremental Number of Restricted Stock Units Vested	Vesting Date
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In the event of a Sale Event, this Award shall be treated as set forth in Section 3(c) of the Plan. [For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Company or an Affiliate, as applicable, and the Grantee, a determination by the Administrator that the Grantee’s Service Relationship will be terminated as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company or any Affiliate; (ii) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company or any Affiliate. For purposes hereof, “Good Reason” shall mean, unless otherwise provided in an employment or other service agreement between the Company or any Affiliate and the Grantee, that the Grantee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Grantee’s responsibilities, authority or duties; (ii) a material diminution in the Grantee’s base salary; (iii) a material change in the geographic location at which the Grantee provides services to the Company or an Affiliate; or (v) the material breach by the Company of any employment or other service agreement between the Company or any Affiliate and the Grantee. “Good Reason Process” shall mean that (i) the Grantee reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Grantee notifies the Company in writing of the occurrence of the Good Reason condition within 60 days of the occurrence of such condition; (iii) the Grantee cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Grantee terminates his or her Service Relationship within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.] The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.Termination of Service Relationship. Except as set forth in Paragraph 2 above, if the Grantee’s Service Relationship terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. For the avoidance of doubt, service during only a portion of the vesting period, but where the Grantee’s Service Relationship has terminated prior to a Vesting Date, will not entitle the Grantee to vest in a pro-rata portion of the Restricted Stock Units or any compensation for lost vesting.

For purposes of this Award, the Grantee’s Service Relationship will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Grantee is employed or otherwise providing services or the terms of the Grantee’s employment or other service agreement, if any). The termination date for purposes of this Award will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or otherwise providing services or the terms of the Grantee’s employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Award (including whether the Grantee may still be considered to be providing services while on a leave of absence).

4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting

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Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares of Stock.

5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.Responsibility for Taxes. The Grantee acknowledges that, regardless of any action taken by the Company, or if different, the Affiliate which employs the Grantee or for which the Grantee otherwise provides service (the “Service Recipient”), the ultimate liability for all income tax, social security contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable or deemed legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units or the underlying shares of Stock, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company; (ii) withholding from the Grantee’s wages or other cash compensation payable to the Grantee; (iii) withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); (iv) withholding shares of Stock to be issued upon settlement of the Restricted Stock Units; (v) any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Administrator.

The Company and/or Service Recipient may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may

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receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock), or if not refunded by the Company, the Grantee may seek a refund from the local tax authorities to the extent the Grantee wishes to recover the over-withheld amount in the form of a refund. In the event of under-withholding, the Grantee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding shares of Stock, for tax purposes, the Grantee will be deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the shares of Stock or the proceeds from the sale of shares of Stock to the Grantee if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

Finally, the Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the underlying shares of Stock, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

7.Nature of Grant. In accepting the Restricted Stock Units, the Grantee acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c)all decisions with respect to future Restricted Stock Units or other awards, if any, will be at the sole discretion of the Administrator;

(d)the Grantee is voluntarily participating in the Plan;

(e)the Restricted Stock Units are granted as an incentive for future services and in no event should be considered as compensation for, or relating in any way to, past services for the Company or Service Recipient;

(f)the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation,

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termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments;

(h)the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

(i)the value of the shares of Stock acquired upon settlement of the Restricted Stock Units may increase or decrease in value;

(j)unless otherwise agreed with the Company in writing, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of any Affiliate;

(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is providing services or the terms of the Grantee’s employment or other service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law; and

(l)neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon settlement.

8.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock. The Grantee should consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

9.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

10.No Obligation to Continue Service Relationship. Neither the Company, the Service Recipient nor any other Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate, as applicable, to terminate the Grantee’s Service Relationship at any time.

11.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

12.Data Privacy Consent.

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(a)Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Restricted Stock Units granted under the Plan or any other entitlement to shares of Stock awarded, cancelled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Data is the Grantee’s consent.

(b)Stock Plan Administration and Service Provider. The Company will transfer Data to independent service providers, including Morgan Stanley and Broadridge Corporate Issuer Solutions, which are assisting the Company with the implementation, administration and management of the Plan (individually, the “Service Provider”). The Grantee may be asked to agree on separate terms and data processing practices with the Service Provider, with such agreement being a condition to the ability to participate in the Plan. Where required, the legal basis for the transfer of Data to the Service Provider is the Grantee’s consent.

(c)International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Grantee’s consent.

(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor laws. This may mean Data may be retained until after the Grantee’s Service Relationship ends, plus any additional time periods necessary for compliance with law, exercise or defense of legal rights, archiving, back-up and deletion purposes.

(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Grantee is providing the consents herein on a voluntary basis. The Grantee understands that the Grantee may request to stop the transfer and processing of the Data for purposes of the Grantee’s participation in the Plan and that the Grantee’s Service Relationship will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow the Grantee to participate in the Plan. The Grantee understands that the Data will still be processed in relation to the Grantee’s Service Relationship for record-keeping purposes.

(f)Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential

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recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Grantee can contact the Grantee’s local human resources representative.

13.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14.Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in the state of Delaware.

15.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to permit the vesting of the Restricted Stock Units and/or deliver any shares of Stock prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock subject to this Award. Further, the Grantee agrees that the Company shall have unilateral authority to amend this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of the shares of Stock subject to the Restricted Stock Units.

16.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company.

17.Language. The Grantee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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18.Addendum. Notwithstanding any provisions in this Restricted Stock Unit Award Agreement for Non-U.S. Grantees, the Restricted Stock Units shall be subject to any additional terms and conditions for the Grantee’s country set forth in the Addendum attached hereto. Moreover, if the Grantee relocates to one of the countries included in the Addendum, the additional terms and conditions for such country, if any, will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.

19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Restricted Stock Units and on the shares of Stock acquired upon the vesting of the Restricted Stock Units, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

21.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22.Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that, depending on his or her country, the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to acquire, sell or attempt to sell shares of Stock or rights to shares of Stock (e.g., Restricted Stock Units) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by laws in the applicable jurisdiction or the Grantee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and the Grantee is advised to speak to his or her personal advisor on this matter.

23.Foreign Asset/Account Reporting Requirements. The Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Grantee’s ability to acquire or hold the shares of Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the shares of Stock acquired under the Plan) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Grantee also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Grantee’s country through a designated bank or broker within a certain time after receipt. The Grantee acknowledges that it is his or her responsibility to be compliant with such regulations, and the Grantee is advised to speak to his or her personal advisor on this matter.

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24.Clawback. The Grantee acknowledges and agrees that this Award is subject in all respects to the Company’s Compensation Recovery Policy, as may be amended or restated from time to time (the “Clawback Policy”), to the extent applicable, including the Company’s ability to recoup Erroneously Awarded Compensation (as defined in the Clawback Policy) thereunder. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Grantee shall not be deemed (i) an event giving rise to a right to resign for Good Reason, if applicable, or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Grantee or (ii) to constitute a breach of a contract or other arrangement to which the Grantee is a party. This Paragraph 24 is a material term of this Agreement.

PLUG POWER INC.

By:
Title:

The foregoing Agreement (including the Addendum attached hereto) is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

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ADDENDUM

TO

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR NON-U.S. GRANTEES

UNDER THE PLUG POWER INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Certain capitalized terms used but not defined in this Addendum shall have the meanings set forth in the Plan or the Restricted Stock Unit Award Agreement for Non-U.S. Grantees (the “RSU Agreement”).

Terms and Conditions

This Addendum includes additional terms and conditions that govern the Grantee’s Restricted Stock Units if the Grantee resides and/or works in one of the countries listed below. If the Grantee is a citizen or resident of a country (or is considered as such for local law purposes) other than the country in which the Grantee is currently residing and/or working, or if the Grantee relocates to another country after the grant of the Restricted Stock Units, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein will be applicable to the Grantee.

Notifications

This Addendum also includes information regarding securities, exchange control, tax and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the exchange control, securities, tax and other laws in effect in the countries listed in this Addendum, as of May 2024. Such laws are often complex and change frequently. As a result, the Grantee should not rely on the notifications herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be outdated when the Grantee vests in the Restricted Stock Units and acquires shares of Stock, or when the Grantee subsequently sells shares of Stock acquired under the Plan.

In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.

Finally, if the Grantee is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Grantee is currently residing and/or working, or if the Grantee moves or transfers to another country after the grant of Restricted Stock Units, the information contained herein may not be applicable to the Grantee in the same manner.

AUSTRALIA

Notifications

Securities Law Information. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Grantee’s behalf.

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Restricted Stock Units granted under the Plan, such that the Restricted Stock Units are intended to be subject to deferred taxation.

BELGIUM

Notifications

Foreign Asset / Account Reporting Information. Belgian residents are required to report any securities (e.g., shares of Stock acquired under the Plan) held and bank accounts (including brokerage accounts) opened and maintained outside of Belgium on their annual tax return. In a separate report, the resident is required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Securities Tax Information. An annual securities tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., shares of Stock acquired under the Plan) exceeds €1,000,000 threshold on four reference dates within the relevant reporting period (i.e., March 31, June 30, September 30 and December 31). In such case, the tax will be due on the value of the qualifying securities held in such account. The Grantee should consult with his or her personal tax advisor regarding the securities tax.

Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non- Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when shares of Stock acquired under the Plan are sold. The Grantee should consult with his or her tax or financial advisor for additional details on his or her obligations with respect to the stock exchange tax.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the Restricted Stock Units, the Grantee agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units and the issuance and/or sale of shares of Stock acquired under the Plan or the receipt of dividends.

Labor Law Acknowledgment. By accepting the Restricted Stock Units, the Grantee understands, acknowledges and agrees that, for all legal purposes (i) the Grantee is making an investment decision, (ii) the shares of Stock will be issued to the Grantee only if the vesting conditions are met, and (iii) the value of the underlying shares of Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee.

Notifications

Foreign Asset / Account Reporting Information. If the Grantee is a resident of, or domiciled in, Brazil, the Grantee will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$1,000,000. The assets and rights that must be reported include shares of Stock acquired under the Plan and may include the Restricted Stock Units.

Tax on Financial Transaction (IOF). Payments to foreign countries and repatriation of funds into Brazil (including proceeds from the sale of shares of Stock) and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. Brazilian residents must comply with any applicable Tax on Financial Transactions arising from participation in the Plan. Brazilian residents should consult with their personal tax advisor for additional details.

FRANCE

Terms and Conditions

French-Qualified Status. The Restricted Stock Units are intended to constitute awards that qualify for the special tax and social security treatment in France applicable to Restricted Stock Units granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended (“French-Qualified RSUs”). As such, they will be governed by the provisions in this Agreement, including the following provisions applicable to French-Qualified RSUs, the Rules of the Plug Power Inc. 2021 Stock Option and Incentive Plan for Awards Granted to Participants in France (“French Sub-Plan”) and the Plan. By accepting the French-Qualified RSUs, the Grantee acknowledges that the Grantee has received a copy of the Plan and the French Sub-Plan.

Certain events may affect the status of the Restricted Stock Units as French-Qualified RSUs, and the French-Qualified RSUs or the underlying shares of Stock may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-Qualified RSUs or of the underlying shares of Stock.

Capitalized terms used but not defined in the following provisions, in the Agreement or the Plan shall have the meanings ascribed to them in the French Sub-Plan.

(a)

Minimum Vesting Period. Notwithstanding the Vesting Schedule set forth in the RSU Agreement, under no circumstances will the French-Qualified RSUs vest prior to the expiration of such period as is required to comply with the minimum vesting period applicable to French-Qualified RSUs under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended, the relevant sections of the French Tax Code and/or the relevant sections of the French Social Security Code, as amended, except in the case of the Grantee's death. The minimum vesting period is currently one (1) year from the Grant Date.

(b)

Termination of Service Relationship Due to Death. Notwithstanding anything to the contrary provided in the Section 3 of this RSU Agreement, in the event of the Grantee’s death, the applicable vesting requirements will be considered met in full and the Grantee’s heirs may request the issuance of the shares of Stock subject to the French-Qualified RSUs within six (6) months from the date of the Grantee’s death, unless vesting of such French-Qualified RSUs is also subject to performance-vesting conditions in which case the underlying Shares will not become vested and transferable to the Grantee’s heirs unless and until the performance vesting conditions are satisfied. If the Grantee’s heirs do not request the issuance of the shares of Stock within six (6) months from the date of the Grantee’s death, the French-Qualified RSUs will be forfeited.

(c)

Restriction on Disposition of Shares of Stock. The Grantee may not sell or transfer the shares of Stock the Grantee acquires upon the vesting of the French-Qualified RSUs until such time as is required to comply with the minimum holding period applicable to shares of Stock underlying French-Qualified RSUs under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended, the relevant sections of the French Tax Code and/or the relevant sections of the French Social Security Code, as amended, except in the case of Participant’s death or Disability (as defined in the French Sub-Plan).

The minimum holding period is currently two years from the Grant Date. Except in the case of the termination of the Grantee’s service due to death or Disability (as defined in the French Sub-Plan), the minimum holding period restriction will continue to apply even if the Grantee is no longer employed by the Company or any of its Subsidiaries or Affiliates.

Furthermore, the shares of Stock underlying French-Qualified RSUs cannot be sold or transferred during a Closed Period (as defined in the French Sub-Plan), to the extent applicable under French law.

Finally, if the Grantee qualifies as managing corporate officer, as defined in the French Sub-Plan, the Grantee may not sell a certain percentage of the shares of Stock acquired upon vesting of the French-Qualified RSUs, as determined by the Company in its sole discretion, until the termination of the Grantee’s duties as a managing corporate officer.

Consent to Receive Information in English.  By accepting the Restricted Stock Units, the Grantee confirms having read and understood the documents relating to this grant (the Plan and this Agreement), including all terms and conditions included therein, which were provided in the English language. The Grantee accepts the terms and conditions of these documents accordingly.

Consentement relatif à la réception d’informations en langue anglaise. En acceptant les Actions Gratuites, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le présent Contrat), y compris les termes et conditions de ces documents, qui ont été communiqués en langue anglaise. Le Bénéficiaire accepte les termes et conditions de ces documents en connaissance de cause.

Notifications

Exchange Control Information.  The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount. The Grantee should consult with his or her personal financial advisor for further details regarding this requirement.

Foreign Asset/Account Reporting Information.  The Grantee is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments (including related to proceeds realized upon the sale of shares of Stock or from the receipt of any dividends paid on such shares of Stock) and certain other transactions with a value in excess of €12,500 must be reported monthly to the German Federal Bank (“Bundesbank”). In addition, the Grantee may be required to report to the Bundesbank the acquisition of shares of Stock at settlement of the Restricted Stock Units and/or if the Company withholds or sells shares of Stock to cover Tax-Related Items, in either case if the shares of Stock have a value in excess of €12,500. The report must be made by the 5th day of the month following the month in which the reportable event occurs. The report must be filed electronically. The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Grantee is responsible for complying with applicable reporting requirements and should consult with his or her advisor or directly with the Bundesbank as to the transactions that trigger a reporting obligation.

Foreign Asset / Account Reporting Information. If the Grantee's acquisition of shares of Stock under the Plan leads to a so-called qualified participation at any point during the calendar year, the Grantee will need to report the acquisition when the Grantee files his or her tax return for the relevant year. A qualified participation is attained only if (i) the Grantee owns at least 1% of the Company and the value of the shares acquired exceeds €150,000 or (ii) the Grantee holds shares exceeding 10% of the Company's total Stock.

INDIA

Notifications

Exchange Control Information. The Grantee understands that he or she must repatriate any proceeds from the sale of shares of Stock acquired under the Plan to India or the receipt of any dividends paid on such shares of Stock within such period as prescribed by applicable regulations, as may be amended from time to time. The Grantee will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The Grantee should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or an Affiliate requests proof of repatriation. It is the Grantee’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset / Account Reporting Information. The Grantee is required to declare the Grantee’s foreign bank accounts and any foreign financial assets (including shares of Stock held outside India) in his or her annual tax return. It is the Grantee’s responsibility to comply with this reporting obligation and the Grantee should consult with his or her personal tax advisor in this regard.

ITALY

Terms and Conditions

Plan Document Acknowledgement. By accepting the Restricted Stock Units, the Grantee acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

The Grantee further acknowledges that he or she has read and specifically and expressly approves the following clauses in the RSU Agreement: Section 3 (Termination of Service Relationship); Section 6 (Responsibility for Taxes); Section 7 (Nature of Grant); Section 8 (No Advice Regarding Grant); Section 10 (No Obligation to Continue Service Relationship); Section 12 (Data Privacy Consent); Section 14 (Governing Law and Venue); Section 16 (Electronic Delivery and Participation); Section 17 (Language); Section 18 (Addendum) and Section 19 (Imposition of Other Requirements).

Notifications

Foreign Asset / Account Reporting Information. If the Grantee is an Italian resident and, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, shares of Stock) which may generate income taxable in Italy (or if the Grantee is the beneficial owner of such an investment or asset even if he or she does not directly hold the investment or asset), the Grantee is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Grantee is not required to file a tax return).

Foreign Financial Assets Tax Information. The fair market value of any shares of Stock held outside of Italy is subject to a foreign assets tax. Financial assets include shares of Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. The Grantee should consult with his or her personal tax advisor about the foreign financial assets tax.

MALAYSIA

Notifications

Data Privacy Notice. The following provision replaces Section 12 of the RSU Agreement:

The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee's personal data as described in this Agreement by and among, as applicable, the Company, the Service Recipient and its other Affiliates for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan.

Penerima Geran dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Penerima Geran seperti yang diterangkan dalam Perjanjian ini oleh dan di antara, seperti mana yangberkenaan, Syarikat, Penerima Perkhidmatan dan Anak-Anak Syarikat Sekutunya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Penerima Geran dalam Pelan.

The Grantee understands that the Company and the Service Recipient may hold certain personal information about the Grantee, including, but not limited to, the Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Penerima Geran memahami bahawa Syarikat dan Penerima Perkhidmatan mungkin memegang maklumat peribadi tertentu tentang Penerima Geran, termasuk, tetapi tidak terhad kepada, nama Penerima Geran, alamat rumah dan nombor telefon, tarikh lahir, nombor insuran sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Anugerah atau apa-apa hak lain atas syer yang dianugerahkan, dibatalkan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Penerima Geran (“Data”), untuk tujuan bagi melaksanakan, mentadbir dan menguruskan Pelan.

The Grantee understands that Data will be transferred to Morgan Stanley and Broadridge Corporate Issuer Solutions, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country

Penerima Geran memahami bahawa Data akan dipindahkan kepada Morgan Stanley and Broadridge Corporate Issuer Solutions, atau pembekal perkhidmatan pelan saham lain yang mungkin ditetapkan oleh Syarikat pada masa hadapan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Penerima Geran memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau mana-mana tempat lain, dan bahawa negara

(e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative [insert] at telephone number [insert]. The Grantee authorizes the Company, Morgan Stanley and Broadridge Corporate Issuer Solutions and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or later seeks to revoke his or her consent, the Grantee’s employment status or service and career with the Company or its Affiliate will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Grantee Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or penerima-penerima (contohnya di Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Penerima Geran. Penerima Geran memahami bahawa dia boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatannya, iaitu [insert], di nombor telefon [insert]. Penerima Geran memberi kuasa kepada Syarikat, Morgan Stanley and Broadridge Corporate Issuer Solutions dan mana-mana penerima-penerima lain yang mungkin boleh membantu Syarikat (pada masa sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Penerima Geran dalam Pelan. Penerima Geran memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir dan menguruskan penyertaan Penerima Geran dalam Pelan. Penerima Geran memahami bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta sebarang pindaan-pindaan diperlu ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. . Selanjutnya, Penerima Geran memahami bahawa dia memberikan persetujuan ini secara sukarela. Sekiranya Penerima Geran tidak bersetuju, atau kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjaya Penerima Geran dengan Syarikat atau Anak-Anak Syarikat Sekutunya tidak akan terjejas; satu-satunya akibat jika tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat menganugerahkan Unit-unit Saham Terbatas she may contact his or her local human resources representative.

atau anugerah ekuiti lain kepada Penerima Geran atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Penerima Geran memahami bahawa keengganan atau penarikan balik persetujuan boleh menjejaskan keupayaan Penerima Geran untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Penerima Geran untuk memberikan keizinan atau penarikan balik keizinan, Penerima Geran memahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya.

Director Notification Obligation. If the Grantee is a director of a Malaysian Affiliate, the Grantee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Grantee receives or disposes of an interest (e.g., an Award or shares of Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

NETHERLANDS

There are no country-specific provisions.

NORWAY

Notifications

Exchange Control Information. In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with their acquisition or sale of shares of Stock under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If any transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.

Foreign Asset / Account Reporting Information. The Grantee may be subject to foreign asset reporting as part of his or her ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-completed in the Grantee’s tax return. However, if the Grantee has traded, or is the owner of, financial instruments (e.g., shares of Stock acquired under the Plan) not pre-completed in his or her tax return, the Grantee must enter this information in the Form RF-1159, which is an appendix to the tax return.

SOUTH KOREA

Notifications

Exchange Control Information. If the Grantee sells the shares of Stock acquired at settlement of the Restricted Stock Units, the Grantee may be required to file a report with a Korean foreign exchange bank if the funds received are in excess of USD 5,000 and deposited into a non-Korean bank account. A report may not be required if the funds are deposited into a non-Korean brokerage account. It is the Grantee's responsibility to comply with any applicable exchange control reporting obligations in Korea.  The Grantee should consult with the Grantee's personal legal advisor regarding the details of this reporting obligation.

Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency). The Grantee should consult with his or her personal tax advisor to determine how to value the Grantee’s foreign accounts for purposes of this reporting requirement and whether the Grantee is required to file a report with respect to such accounts.

SPAIN

Terms and Conditions

Labor Law Acknowledgement. The following provisions supplement Sections 3, 7 and 10 of the RSU Agreement.

By accepting the Restricted Stock Units, the Grantee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan and the Agreement.

The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees or Consultants of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the shares of Stock acquired pursuant to the Restricted Stock Units shall not become a part of any employment or other service contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary award since the future value of the Restricted Stock Units and underlying shares of Stock is unknown and unpredictable. In addition, the Grantee understands that this grant of Restricted Stock Units would not be made to the Grantee but for the assumptions and conditions referred to herein; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Restricted Stock Units shall be null and void.

The Grantee understands and agrees that, as a condition of the grant of the Restricted Stock Units, the Grantee’s termination of Service Relationship for any reason other than as set forth in Section 2 of the RSU Agreement (including for the reasons listed below) will automatically result in the loss of the Restricted Stock Units to the extent the Restricted Stock Units have not vested as of the date of the Grantee’s termination of Service Relationship. This will be the case, for example, even if (i) the Grantee is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (ii) the Grantee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) the Grantee’s Service Relationship terminates due to a change of work location, duties or any other employment or contractual condition; (iv) the Grantee’s Service Relationship terminates due to a unilateral breach of the Grantee’s contract by the Company or an Affiliate; or (v) the Grantee’s Service Relationship terminates for any other reason whatsoever. Consequently, upon termination of the Service Relationship for any of the above reasons, he or she may automatically lose any rights to Restricted Stock Units that were not vested on the date of his or her termination of Service Relationship, as described in the Plan and this Agreement. The Grantee acknowledges that he or she has read and specifically accepts the conditions referred to in Sections 2, 3, 7(k) and 10 of the RSU Agreement.

Notifications

Exchange Control Information. If the Grantee holds 10% or more of the share capital of the Company or such other amount that would entitle the Grantee to join the Board, the acquisition, ownership and disposition of such shares of Stock must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the Bureau for Commerce and Investments), which is a department of the Ministry of Economy and Competitiveness. The declaration (via Form 6) must be made in January for shares of Stock acquired or disposed of during the prior calendar year and/or for shares of Stock owned as of December 31 of the prior calendar year; provided, if the value of the shares of Stock acquired or sold exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition of the shares of Stock, as applicable. The Grantee should consult with the Grantee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Grantee may have in connection with the Grantee’s participation in the Plan.

Foreign Asset / Account Reporting Information. If the Grantee holds assets (e.g., shares of Stock or cash) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of asset (e.g., shares of Stock, cash, etc.) as of December 31 each year, the Grantee will be required to report information on such assets on his or her annual tax return for such year. After such assets are initially reported, the reporting obligation will only apply for subsequent years if the value of a category of any previously- reported assets increases by more than €20,000, if the shares of Stock are transferred or if a bank account is closed. It is the Grantee’s responsibility to comply with these reporting obligations, and the Grantee should consult with his or her personal tax and legal advisors in this regard.

Further, the Grantee will be required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.

Securities Law Information. The Restricted Stock Units and the shares of Stock do not qualify under Spanish law as securities. No “offer to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. Neither the Plan nor the Agreement have been registered with the Comisión Nacional del Mercado de Valores and they do not constitute a public offering prospectus.

UNITED ARAB EMIRATES

Notifications

Securities Law Information.  Participation in the Plan is being offered only to eligible employees or Consultants and is in the nature of providing equity incentives to employees or Consultants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and Consultants and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement nor taken steps to verify the information set out therein, and has no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 6 of the RSU Agreement:

Without limitation to Section 6 of the RSU Agreement, the Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company, the Service Recipient or by HM Revenue and Customs’ (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on his or her behalf. For the purposes of this Agreement, Tax-Related Items include (without limitation) employment income tax, employee National Insurance Contributions (“NICs”).

Notwithstanding the foregoing, if the Grantee is a director or an executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision may not apply in case the indemnification is viewed as a loan. In such case, the amount of any uncollected income tax may constitute an additional benefit to the Grantee on which additional income tax and NICs may be payable. The Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Service Recipient (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Service Recipient may recover at any time thereafter by any of the means referred to in Section 6 of the RSU Agreement.